EXHIBIT 21.0

SUBSIDIARIES

United States of America

•               Trans World Gaming International U.S. Corp.

•               Trans World Gaming of Louisiana, Inc. (inactive)

Czech Republic

•               21st Century Resorts a.s.

•               American Chance Casinos a.s. (absorbed Atlantic Properties, s.r.o. in September 2006)

•               Hollywood Spin s.r.o.

•               LMJ Slots s.r.o.

•               SC98A, s.r.o.

•               Trans World Hotels, s.r.o.

•               ACC Slots s.r.o.

Germany

•               Sibylle Hotel GmbH

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